AMENDMENT NO. 12 TO SUPPLIER PARTNERING AGREEMENT DATED JANUARY 1, 2006, BETWEEN PACESETTER, INC., AND NVE CORPORATION

This 12th Amendment (“Amendment”), to the SUPPLIER PARTNERING AGREEMENT dated January 1,

2006 (the “Agreement”), is effective as of January 1, 2026 (“Amendment Effective Date”), between Pacesetter, Inc., with offices at 15900 Valley View Court, Sylmar, California, 91432 (“Buyer”) and NVE Corporation, with a principal place of business at 11409 Valley View Rd, Eden Prairie, Minnesota, 55344-3617 (“Seller”).  Any capitalized term used and not otherwise defined herein shall have the meaning set forth in the Agreement.

WHEREAS, the Parties desire to amend the Agreement to extend the Term and to update the pricing for 2026 and 2027.

WHEREAS, Buyer and Seller are parties to that certain Supplier Partnering Agreement with an effective date of January 1, 2006; Amendment No. 1 with an effective date of September 6, 2007; Amendment No. 2 with an effective date of December 15, 2009; Amendment No. 3 with an effective date of September 13, 2010; Amendment No. 4 with an effective date of February 1, 2011; Amendment No. 5 with an effective date of April 20, 2016; Amendment No. 6 with an effective date of December 16, 2020; Amendment No. 7 with an effective date of April 12, 2021; Amendment No. 8 with an effective date of November 10, 2021; Amendment No. 9 with an effective date of December 5, 2022; Amendment No. 10 with an effective date of December 5, 2023; and Amendment No. 11 with an effective date of December 17, 2024 ( collectively the “Agreement”).

NOW, THEREFORE, the Parties hereby agree as follows:

1.Amendment.

A.Section 1, Term of Agreement, is here by amended and restated as follows:

1. Term of Agreement. This Agreement begins on January 1, 2006, and will remain in force through December 31, 2027, unless terminated earlier.

B.Attachment 1 is hereby amended to reflect pricing for 2026 and 2027 as below. Both parties agree to work on stabilizing the costs and align pricing beyond 2027.

Abbott Part Number	NVE Part Number	2026 Unit Price	2027 Unit Price
1071000-001	**	$ **	$ **
100101124	**	$ **	$ **
100127071	**	$ **	$ **

2.Miscellaneous. All terms and conditions set forth in the Agreement that are not amended hereby shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.  This Amendment is the product of both Parties and, in the event of a dispute over its interpretation, the language of this Amendment will not be construed against one Party in favor of the other. This Amendment together with the Agreement constitutes the entire agreement between such Parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the Parties with regard to the transactions contemplated herein.  From the date hereof, any reference to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

00277646.12 NVE - Supply (Direct) Amended CONFIDENTIAL 1

IN WITNESS WHEREOF, the Parties, through their authorized representatives, have executed this Amendment as of the Amendment Effective Date.

PACESETTER, INC.		NVE CORPORATION
By:	/s/ Jonathan Harrington	By:	/s/ Daniel A. Baker
Name:	Jonathan Harrington	Name:	Daniel A. Baker
Title:	DVP OPERATIONS+SUPPLY CHAIN	Title:	President & CEO
Date:	12 DEC 2025	Date:	12/10/25

00277646.12 NVE - Supply (Direct) Amended CONFIDENTIAL 2